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Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Aggregate Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

7.000% Notes due 2013	$350,000,000	99.976%	$349,916,000	$13,751.70

7.900% Notes due 2018	$900,000,000	99.832%	$898,488,000	$35,310.58

8.250% Debentures due 2038	$250,000,000	99.238%	$248,095,000	$9,750.13

(1)
This registration fee is calculated pursuant to Rule 457(o) under the Securities Act.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-136265

P R O S P E C T U S      S U P P L E M E N T
(To Prospectus Dated August 3, 2006)

$1,500,000,000

$350,000,000 7.000% Notes due 2013
$900,000,000 7.900% Notes due 2018

$250,000,000 8.250% Debentures due 2038

         The notes due 2013 (the "2013 Notes") will bear interest at a rate of 7.000% per year. The notes due 2018 (the "2018 Notes" and, together with the 2013 Notes, the "Notes") will bear interest at a rate of 7.900% per year. The debentures due 2038 (the "Debentures") will bear interest at a rate of 8.250% per year. Interest on the Notes and Debentures is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2009. The 2013 Notes will mature on December 15, 2013. The 2018 Notes will mature on December 15, 2018. The Debentures will mature on December 15, 2038. We may redeem the Notes and Debentures, in whole or in part, at any time. The redemption price is discussed under the caption "Description of the Notes and Debentures—Optional Redemption."

         The Notes and Debentures will be senior obligations of our company and will rank equally with all of our other unsecured indebtedness from time to time outstanding.

         Investing in the Notes and Debentures involves risks. See "Risk Factors" beginning on page S-1 of this prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes and Debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2013 Note	Total	Per 2018 Note	Total	Per Debenture	Total

Public Offering Price	99.976%	$349,916,000	99.832%	$898,488,000	99.238%	$248,095,000

Underwriting Discount	0.350%	$1,225,000	0.475%	$4,275,000	0.875%	$2,187,500

Proceeds to Caterpillar Inc. (before expenses)	99.626%	$348,691,000	99.357%	$894,213,000	98.363%	$245,907,500

         Interest on the Notes and Debentures will accrue from December 5, 2008.

         Neither the Notes nor the Debentures will be listed on any securities exchange. Currently, there is no public market for the Notes or Debentures.

         We expect that delivery of the Notes and Debentures will be made to the respective purchasers through the book-entry delivery system of The Depository Trust Company, Clearstream Banking or the Euroclear System, as the case may be, on or about December 5, 2008.

Joint Book-Running Managers

Banc of America Securities LLC	J.P. Morgan

Senior Co-Manager
SOCIÉTÉ GÉNÉRALE

Co-Managers

Commerzbank Corporates & Markets	Mitsubishi UFJ Securities	Goldman, Sachs & Co.
BNP PARIBAS	ING Wholesale	KBC Financial Products
Lloyds TSB Corporate Markets	Standard Chartered Bank

The date of this prospectus supplement is December 3, 2008.

        This document is in two parts. The first part is the prospectus supplement, which describes the terms of the offering of the Notes and Debentures. The second part is the accompanying prospectus dated August 3, 2006, which we refer to as the "accompanying prospectus." The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the Notes or Debentures.

        You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information or representations. We are only making an offer with respect to these Notes and Debentures. We are not making an offer of these Notes and Debentures in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of these documents, regardless of the time of delivery of this prospectus supplement or any sales of the Notes and Debentures. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, "we," "us," "our," "Caterpillar" and "the company" refer to Caterpillar Inc. and its subsidiaries. Our executive offices are located at 100 NE Adams St., Peoria, Illinois, 61629 and our telephone number is (309) 675-1000. We maintain a website at www.cat.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

Prospectus Supplement

Prospectus

A NOTE ON FORWARD LOOKING STATEMENTS

        Certain statements in this prospectus supplement and accompanying prospectus, including the documents incorporated by reference, relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," "would," "expect," "anticipate," "should" or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, (i) adverse change in general economic conditions; (ii) adverse change in the industries Caterpillar serves including construction, infrastructure, mining, energy, marine and electric power generation; (iii) Caterpillar's ability to manage material, including steel, and freight costs; (iv) Caterpillar's ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs; (v) material adverse change in customers' access to liquidity and capital; (vi) currency exchange or interest rates changes; (vii) political stability; (viii) market acceptance of the company's products and services; (ix) significant changes in the competitive environment; (x) epidemic diseases; (xi) severe change in weather conditions negatively impacting operations; (xii) changes in law, regulations and tax rates; and (xiii) other general economic, business and financing conditions and factors described in more detail in the company's Form 10-Q for the period ended September 30, 2008 filed with the Securities and Exchange Commission ("SEC"). We do not undertake to update our forward-looking statements.

RISK FACTORS

        Investing in the Notes and Debentures involves risks. You should carefully consider the risks described under "Risk Factors" in Part II, Item 1A of our Form 10-Q for the period ended September 30, 2008 filed with the SEC (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Notes and Debentures.

CATERPILLAR INC.

        Caterpillar operates in three principal lines of business:

  •
  Machinery—A principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, skid steer loaders and related parts. Also includes logistics services for other companies and the design, manufacture, remanufacture, maintenance and services of rail-related products.

  •
  Engines—A principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Reciprocating engines meet power needs ranging from 5 to 21,500 horsepower (4 to over 16 000 kilowatts). Turbines range from 1,600 to 30,000 horsepower (1 200 to 22 000 kilowatts).

  •
  Financial Products—A principal line of business consisting primarily of Caterpillar Financial Services Corporation ("Cat Financial"), Caterpillar Insurance Holdings, Inc. ("Cat Insurance"), Caterpillar Power Ventures Corporation ("Cat Power Ventures") and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

USE OF PROCEEDS

        The net proceeds to be received by Caterpillar from the sale of the Notes and Debentures, estimated at $1,488,297,500 after deducting underwriting discounts and commissions and estimated offering expenses, will be used for general corporate purposes, including, but not limited to, acquisitions, repurchases of common stock, additions to working capital, capital expenditures and funding liquidity needs for its subsidiaries, including, without limitation, Cat Financial.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

Ratio of Earnings to Fixed Charges

Nine Months Ended September 30,	Year Ended December 31,
2008	2007	2006	2005	2004	2003
4.5	4.2	4.5	4.5	4.2	2.9

        These ratios include Caterpillar and its consolidated subsidiaries. Earnings are determined by adding pretax income from continuing operations before adjustments for minority interest and equity investments' profit, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, an estimated amount of rental expense that is deemed to be representative of the interest factor, and capitalized interest.

DESCRIPTION OF THE NOTES AND DEBENTURES

        The 2013 Notes will be initially limited to $350,000,000 aggregate principal amount. The 2018 Notes will be initially limited to $900,000,000 aggregate principal amount. The Debentures will be initially limited to $250,000,000 aggregate principal amount. The Notes and Debentures are to be issued under that certain indenture dated as of May 1, 1987, as amended and supplemented, between us and U.S. Bank National Association ("U.S. Bank"), as successor trustee.

        The Notes and Debentures will be issued in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter. Each note and debenture will bear interest at the rate per annum stated on the cover page of this prospectus supplement. Interest on the Notes and Debentures will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2009. Interest payable on the Notes and Debentures will be paid to the respective holders of record on the June 1 and December 1, respectively, immediately preceding the interest payment date. The 2013 Notes will mature on December 15, 2013. The 2018 Notes will mature on December 15, 2018. The Debentures will mature on December 15, 2038.

        If an interest payment date or maturity date is not a Business Day, we will pay interest or principal on the next Business Day. However, interest on the payments will not accrue for the period from the original payment date to the date we make the payments. We will calculate the interest based on a 360-day year consisting of twelve 30-day months.

        We may, from time to time, without notice to or the consent of the holders or the beneficial owners of the Notes or Debentures, issue additional notes or debentures having the same terms as the Notes or Debentures, as the case may be, in all respects (except for the issue date, issue price, payment of interest accruing prior to the issue date of the Notes or Debentures and, in some cases, the initial interest payment date of the Notes or Debentures) so that such further notes and debentures may be consolidated and form a single series with the Notes or Debentures, as the case may be, being offered by this prospectus supplement and accompanying prospectus.

        For additional important information on the Notes and Debentures, see "Description of Debt Securities" in the accompanying prospectus. That information includes:

  •
  additional information on the terms of the Notes and Debentures;

  •
  general information on the indenture and the trustee;

  •
  a description of certain restrictive covenants contained in the indenture; and

  •
  a description of events of default under the indenture.

Payment and Paying Agents

        We will maintain in the place of payment for the Notes and Debentures an office or agency where the Notes and Debentures may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the Notes and Debentures and the indenture.

        We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the Notes and Debentures.

Optional Redemption

        The Notes and Debentures may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes or debentures to be redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes or debentures to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

        "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the

Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

        "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the notes or debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes or debentures.

        "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means any of Banc of America Securities LLC or J.P. Morgan Securities Inc. and any of their respective successors, as appointed by us, or, if any of the foregoing is unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means (1) any of Banc of America Securities LLC or J.P. Morgan Securities Inc. and any of their respective successors, as appointed by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York, New York (a "Primary Treasury Dealer"), we will substitute for such dealer another Primary Treasury Dealer, and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York, New York time, on the third Business Day preceding such redemption date.

        Holders of notes or debentures to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Notes or Debentures are to be redeemed, the trustee will select the particular notes or debentures or portions thereof for redemption from the outstanding notes or debentures not previously called, pro rata or by lot, or in such other manner as we shall direct.

        The Notes and Debentures will be issued in book-entry form, will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the trustee of The Depository Trust Company ("DTC") and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of the Notes and Debentures may elect to hold interests in a global security through DTC, Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A., as operator of the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on DTC's books. For more information on book-entry, clearing and settlement and DTC, Clearstream and Euroclear, please see "Clearing and Settlement" in the accompanying prospectus.

        U.S. Bank has performed and may in the future perform for Caterpillar and its subsidiaries various commercial banking services, for which it has received and will receive customary fees and expenses.

 UNDERWRITING

        Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as joint book-running managers of the offering and are acting as representatives of the underwriters named herein.

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes and Debentures set forth opposite the underwriter's name.

Underwriter	Principal Amount of 2013 Notes	Principal Amount of 2018 Notes	Principal Amount of Debentures
Banc of America Securities LLC	$122,500,000	$315,000,000	$87,500,000
J.P. Morgan Securities Inc.	122,500,000	315,000,000	87,500,000
SG Americas Securities, LLC	26,250,000	67,500,000	18,750,000
Commerzbank Capital Markets Corp.	12,250,000	31,500,000	8,750,000
Mitsubishi UFJ Securities International plc	12,250,000	31,500,000	8,750,000
Goldman, Sachs & Co.	10,500,000	27,000,000	7,500,000
BNP Paribas Securities Corp.	8,750,000	22,500,000	6,250,000
ING Financial Markets LLC	8,750,000	22,500,000	6,250,000
KBC Financial Products USA Inc.	8,750,000	22,500,000	6,250,000
Lloyds TSB Bank Plc	8,750,000	22,500,000	6,250,000
Standard Chartered Bank	8,750,000	22,500,000	6,250,000
Total	$350,000,000	$900,000,000	$250,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the Notes and Debentures included in this offering are subject to specified conditions. The underwriters are obligated to purchase all the Notes and Debentures if they purchase any of the Notes and Debentures.

        The underwriters propose initially to offer all or part of the Notes and Debentures directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession, in the case of the 2013 Notes, not in excess of 0.02% of the principal amount of the 2013 Notes, in the case of the 2018 Notes, not in excess of 0.03% of the principal amount of the 2018 Notes and, in the case of the Debentures, not in excess of 0.05% of the principal amount of the Debentures. Any underwriter may allow, and those dealers may reallow, a concession, in the case of the 2013 Notes, not in excess of 0.0125% of the principal amount of the 2013 Notes, in the case of the 2018 Notes, not in excess of 0.0125% of the principal amount of the 2018 Notes and, in the case of the Debentures, not in excess of 0.0125% of the principal amount of the Debentures. After the initial public offering, the representatives may change the public offering price and concessions.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes and Debentures).

Paid by Caterpillar
Per 2013 Note	0.350%
Per 2018 Note	0.475%
Per Debenture	0.875%

        In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell the Notes and Debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the Notes or Debentures in excess of the principal amount of the Notes or Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes or Debentures in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Notes or Debentures made for the purpose of preventing or retarding a decline in the market price of the Notes or Debentures while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase the Notes or Debentures originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes or Debentures. They may also cause the price of the Notes or Debentures to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the market price of the security to be higher than it might be in the absence of such purchases. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of the Notes or Debentures. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        We do not intend to apply for listing of the Notes or Debentures on a national securities exchange. The underwriters intend to make a market in the Notes and Debentures in the secondary trading market. The underwriters are not obligated to make a market in the Notes or Debentures and market making may be discontinued at any time by the underwriters. The liquidity or trading markets for the Notes or Debentures cannot be assured.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be $514,000.

        Some of the underwriters and their affiliates engage in transactions with, and perform services for, us in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking and advisory transactions with us for which they have received or we expect they will receive customary fees and expenses.

        To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Each of Lloyds TSB Bank Plc and Standard Chartered Bank is not a U.S. registered broker-dealer and does not intend to effect any sales of the Notes or Debentures in the United States.

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of the Notes and Debentures to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes and Debentures which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes and Debentures to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than euro 43,000,000 and (iii) an annual net turnover of more than euro 50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

  •
  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of the Notes and Debentures to the public" in relation to any of the Notes and Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes and Debentures to be offered so as to enable an investor to decide to purchase or subscribe the Notes and Debentures as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

  United Kingdom

        Each underwriter has represented and agreed that:

  •
  (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes and Debentures other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes and Debentures would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (the "FSMA") by the issuer;

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the

    Notes and Debentures in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes and Debentures in, from or otherwise involving the United Kingdom.

  Hong Kong

        The Notes and Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes and Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes and Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Japan

        This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan ("FIEL") (Law No. 25 of 1948 of Japan, as amended) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes and Debentures may not be circulated or distributed, nor may the Notes and Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes or Debentures are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes or Debentures under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

        This section replaces and supersedes the "United States Taxation" section in the accompanying prospectus. This section describes the material United States federal income tax consequences of purchases, ownership and disposition of the Notes and Debentures we are offering. This discussion applies to you only if you acquire the Notes or Debentures in the offering and you hold the Notes or Debentures as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies;

  •
  a regulated investment company;

  •
  a bank;

  •
  a real estate investment trust;

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

  •
  a life insurance company;

  •
  a tax-exempt organization;

  •
  a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

  •
  a person that owns debt securities that are a hedge or that are hedged against interest rate risks;

  •
  a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

        If you purchase the Notes or Debentures at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

        This section deals only with any of the Notes and Debentures that are due to mature 30 years or less from the date on which they are issued.

        This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If a partnership holds the Notes or Debentures , the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes or Debentures should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes or Debentures.

        Please consult your own tax advisor concerning the consequences of owning any of the Notes or Debentures in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

  United States Holders

        This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of any of the Notes or Debentures and you are:

  •
  a citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States holder, this subsection does not apply to you and you should refer to "United States Alien Holders" below.

  Payments of Interest

        Except in the case of interest on a discount note that is not qualified stated interest, you will be taxed on any interest on your notes or debentures as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

  United States Alien Holders

        This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of any of the Notes or Debentures and are not a United States holder.

        If you are a United States holder, this subsection does not apply to you.

        Under current United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of any of the Notes or Debentures:

  •
  we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Caterpillar entitled to vote;

  2.
  you are not a controlled foreign corporation for U.S. tax purposes that is related to Caterpillar through stock ownership;

  3.
  such holder is not a bank receiving interest described in Code Section 881(c)(3)(A); and

  4.
  we do not have actual knowledge or reason to know that you are a United States person and either:

  a.
  you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person; or

  b.
  in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person; or

    c.
    the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

    i.
    a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

    ii.
    a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

    iii.
    a U.S. branch of a non-United States bank or of a non-United States insurance company,

    and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes or debentures in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service); or

    d.
    the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

    i.
    certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

    ii.
    to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

    e.
    the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on any of the Notes or Debentures in accordance with U.S. Treasury regulations; and

  •
  no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your Notes or Debentures .

        Further, any of the Notes or Debentures held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Caterpillar entitled to vote at the time of death, and

  •
  the income on the Note would not have been effectively connected with a United States trade or business of the decedent at the same time.

  Backup Withholding and Information Reporting

        In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal of and any premium and interest on your Notes or Debentures, and the accrual of original issue discount on a discount note or debenture. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your Notes or Debentures before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "United States Alien Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your Notes or Debentures on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of Notes or Debentures effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of Notes and Debentures affected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale affected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of Notes and Debentures affected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes and debentures effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

VALIDITY OF THE NOTES AND DEBENTURES

        The validity of the Notes and Debentures in respect of which this prospectus supplement is being delivered will be passed on for us by Joseph Currin, Esq., Corporate Counsel of Caterpillar, and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Mr. Currin, along with members of his family, owns and has other interests in shares of common stock of Caterpillar. Sullivan & Cromwell LLP has in the past provided legal services to Caterpillar.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Caterpillar incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, NE Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the Notes and Debentures offered by this prospectus supplement and accompanying prospectus:

  (a)
  Annual Report of Caterpillar on Form 10-K for the fiscal year ended December 31, 2007;

  (b)
  Quarterly Reports of Caterpillar on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

  (d)
  Current Reports of Caterpillar on Form 8-K filed with the SEC on April 1, 2008, June 12, 2008, July 22, 2008, September 18, 2008 and October 10, 2008.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents in writing or by telephone from Caterpillar as follows:

    Caterpillar Inc.
    Attention: Secretary
    100 NE Adams Street
    Peoria, Illinois 61629
    Telephone: 309-675-1000

PROSPECTUS
DEBT SECURITIES

        Caterpillar Inc. intends to offer at one or more times debt securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

The date of this prospectus is August 3, 2006.

Caterpillar Inc.

100 NE Adams Street
Peoria, IL 61629
(309) 675-1000

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

i

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

        We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 with the SEC on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will be deemed to be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K/A for the year ended December 31, 2005;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2006; and

  •
  Current Reports on Form 8-K filed with the SEC on June 14, 2006 (two filings), June 8, 2006, May 16, 2006, February 22, 2006 and February 10, 2006.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents in writing or by telephone from Caterpillar as follows:

    Caterpillar Inc.
    Attention: Secretary
    100 NE Adams Street
    Peoria, Illinois 61629
    Telephone: 309-675-1000

 FORWARD-LOOKING STATEMENTS

        Forward-looking statements in this prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of Caterpillar's management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our most recent Annual Report on Form 10-K/A and our most recent Quarterly Report on Form 10-Q, and other statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements, including factors described from time to time in Caterpillar's various public filings incorporated by reference herein. The forward-looking statements in this prospectus and the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and Caterpillar undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CATERPILLAR INC.

        Caterpillar, through its employees and independent dealers, designs, manufactures, markets, finances and provides support for Caterpillar machines and engines. We believe our products make progress possible around the world. More information about us is available on our web site at http://www.CAT.com. Information on our web site is not incorporated by reference into this prospectus.

        Our products and services fall into three principal lines of business:

    Machinery—A principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Also includes logistics services for other companies.

    Engines—A principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Reciprocating engines meet power needs ranging from 5 to over 21,500 horsepower (4 to over 16,000 kilowatts). Turbines range from 1,600 to 20,500 horsepower (1,200 to 15,000 kilowatts).

    Financial Products—A principal line of business consisting primarily of Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings, Inc. (Cat Insurance), Caterpillar Power Ventures Corporation (Cat Power Ventures) and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines, as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

        Our principal executive offices are located at 100 NE Adams Street, Peoria, Illinois 61629, and our phone number is (309) 675-1000.

PROSPECTUS SUPPLEMENT

        The prospectus supplement for each offering of debt securities will contain the specific information and terms for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to read both this prospectus and the prospectus supplement in making your investment decision.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes. General corporate purposes may include acquisitions, repurchases of common stock, additions to working capital, capital expenditures, and retirement of debt.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges for the periods indicated below were as follows:

Ratio of Earnings to Fixed Charges

Six Months Ended June 30,	Year Ended December 31,
2006	2005	2004	2003	2002	2001
5.0	4.5	4.2	2.9	2.3	2.1

        These ratios include Caterpillar and its consolidated subsidiaries. Earnings are determined by adding pretax income from continuing operations before adjustments for minority interest and equity investments' profit, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, an estimated amount of rental expense that is deemed to be representative of the interest factor, and capitalized interest.

DESCRIPTION OF DEBT SECURITIES

        We will issue the debt securities under an indenture between us and the Trustee, Citibank, N.A., dated as of May 1, 1987, and supplemented June 1, 1989, May 15, 1992, and December 16, 1996. This prospectus briefly outlines some of the indenture provisions. See "Where You Can Find More Information" on how to locate the indenture and the supplements. You may also review the indenture at the Trustee's offices located in New York, New York.

        The indenture does not limit the amount of debt securities that may be issued and each series of debt securities may differ as to its terms. The debt securities may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        The debt securities will be unsecured and unsubordinated and will rank equally with all our unsecured and unsubordinated indebtedness. The debt securities will not be subject to any conversion, amortization, or sinking fund. It is anticipated that the debt securities will be "book-entry," represented by a permanent global certificate registered in the name of The Depository Trust Company or its nominee. However, we reserve the right to issue the securities in certificate form registered in the name of the security holders.

        For current information on our debt outstanding, see our most recent Form 10-K/A and 10-Q. See "Where You Can Find More Information."

Exchange, Registration, Transfer, and Payment

        Principal and interest on the debt securities will be payable, and the exchange or transfer of debt securities will be registerable at a location designated in the prospectus supplement. No service charge will be applied for a registration of transfer or exchange of debt securities except to cover tax or any governmental charge.

Global Securities

        Debt securities may be issued in the form of one or more global securities that will be deposited with The Depository Trust Company, New York, New York ("DTC"). If this is done, we will not issue certificates to each holder. One or more global securities would be issued to DTC, which would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

        Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

        Debt securities represented by a global security would be exchangeable for debt security certificates with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days;

  •
  we deliver to the Trustee an order that the global security shall be exchangeable; or

  •
  there is a continuing Event of Default, as described below, regarding the debt securities.

Certain Restrictive Covenants

        The indenture requires us to comply with certain restrictive covenants. These covenants apply to us and Restricted Subsidiaries maintained by us.

What is a Restricted or Unrestricted Subsidiary?

        A "Restricted Subsidiary" is defined as any subsidiary other than an Unrestricted Subsidiary and any Unrestricted Subsidiary designated by our Board of Directors after May 1, 1987 as a Restricted Subsidiary.

        "Unrestricted Subsidiary" is defined as:

  •
  any subsidiary acquired or organized by us after May 1, 1987, as long as that subsidiary is not a successor to a Restricted Subsidiary;

  •
  any subsidiary with principal business and assets located outside the United States (its territories and possessions) and Canada;

  •
  any subsidiary with the principal business of financing our dealers and distributors, as well as acquisitions and dispositions of our products by dealers, distributors, or other customers;

  •
  any subsidiary with the principal business of owning, leasing, dealing in or developing real property; and

  •
  any subsidiary with substantially all assets consisting of securities of subsidiaries described above.

Other Definitions

         Important Property:    means any manufacturing plants or facilities of us or any Restricted Subsidiary located in the United States, Canada, or Puerto Rico having a gross book value (without deduction for depreciation) in excess of 1% of Consolidated Net Tangible Assets, other than any plant or other facility our Board believes is not important to our business as a whole.

         Consolidated Net Tangible Assets:    means the total of all assets appearing on the consolidated balance sheet of Caterpillar and its consolidated subsidiaries prepared in accordance with accounting principles generally accepted in the United States of America, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

         Secured Debt:    means indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance on:

  •
  any Important Property of Caterpillar or any Restricted Subsidiary; or

  •
  any shares of stock or indebtedness of a Restricted Subsidiary.

         Value:    means with respect to a Sale and Leaseback Transaction, an amount equal to the greater of:

  •
  the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction; or

  •
  the fair value of the property at the time of the Sale and Leaseback Transaction, as determined by our Board of Directors.

        In either case, the amount derived is first divided by the term of the lease and then multiplied by the number of years remaining on the lease at the time of determination.

Restrictions on Secured Debt (Indenture Section 1007)

        The indenture prohibits us and our Restricted Subsidiaries from creating Secured Debt (without securing the debt securities equally and ratably with Secured Debt), with the following exceptions:

  •
  certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the cost of acquisition, construction or improvement of our property or the property of a Restricted Subsidiary;

  •
  mortgages, pledges, liens, security interests or encumbrances on property acquired, whether or not assumed by us or a Restricted Subsidiary;

  •
  mortgages, pledges, liens, security interests or encumbrances on property, stock, or indebtedness of a Restricted Subsidiary at the time it becomes such;

  •
  mortgages, pledges, liens, security interests or encumbrances on property of a corporation merged with us or a Restricted Subsidiary or at the time of a disposition of substantially all of the property of another corporation to us or a Restricted Subsidiary;

  •
  mortgages, pledges, liens, security interests, or encumbrances on our property or the property of a Restricted Subsidiary in favor of a governmental entity pursuant to contract or statute or to secure certain indebtedness;

  •
  any extension, renewal or replacement of any mortgage, pledge, lien or encumbrance referred to above; or

  •
  any mortgage, pledge, lien, security interest, or encumbrance securing debt owed by us or a Restricted Subsidiary to us or a Restricted Subsidiary.

        In addition to these exceptions, we or a Restricted Subsidiary may create, assume, or guarantee other Secured Debt without securing the debt securities if the total amount of Secured Debt outstanding and value of Sale and Leaseback Transactions at the time does not exceed 10% of Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions (Indenture Section 1008)

        Neither we nor any Restricted Subsidiary can sell or transfer (except to us or a Restricted Subsidiary) any Important Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years, with the following exceptions:

  •
  if we or a Restricted Subsidiary could incur Secured Debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

  •
  if we or a Restricted Subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a Restricted Subsidiary recorded as funded debt as of the date of its creation and which, in the case of indebtedness of us, is not subordinated in right of payment to the prior payment of the debt securities. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 120 days of the effective date to the Trustee for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than debt securities, retired by us or a Restricted Subsidiary within 120 days of the effective date of the arrangement.

Restriction on Transfer of Important Property (Indenture Section 1009)

        Neither we nor a Restricted Subsidiary can transfer Important Property to an Unrestricted Subsidiary except in limited circumstances. The transfer can occur if we apply an amount equal to the fair value of the property at the time of transfer (as determined by our Board of Directors) to the retirement of indebtedness of us or a Restricted Subsidiary that is recorded as funded debt and is not subordinated in right of payment to the debt securities. The debt retirement must occur within 120 days of the transfer. No retirement referred to in this clause may be by payment at maturity or under a mandatory prepayment provision.

Events of Default (Indenture Sections 501, 502, 601, 602, and 603)

        Unless we indicate otherwise in a prospectus supplement, the following events are defined in the indenture as "Events of Default" regarding the debt securities of any series:

  •
  failure to pay principal of or premium on any debt securities when due;

  •
  failure to pay interest on any debt securities when due, continued for 60 days;

  •
  failure to deposit any sinking fund payment when due;

  •
  failure to perform any other covenant in the indenture for 60 days after we have received written notice of the failure;

  •
  certain events in bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default stipulated.

        Unless stated otherwise in a prospectus supplement, any Event of Default on a particular series of debt securities is not necessarily an Event of Default on another series of debt securities.

        If an Event of Default occurs on outstanding debt securities of a particular series and continues, the Trustee or holders of at least 25% of that series' debt securities may declare the principal amount of all debt securities in the series due and payable. Under certain circumstances, holders of a majority of the debt securities in the series may rescind that declaration.

        The Trustee must within 90 days after a default occurs notify the holders of debt securities of that series of the default if we have not remedied it. The Trustee may withhold notice to the holders of any default (except in the payment of principal or interest) if it in good faith considers such withholding to be in the interest of holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the indenture.

        Subject to the provisions of the indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the debt securities of a series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such debt securities.

Modification of Indenture (Indenture Section 902)

        Under the indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt of all series to be affected. However, the following changes may not be made without the consent of each holder of the debt securities:

  •
  changes to the stated maturity date of the principal or any interest installment;

  •
  reductions in the principal amount or interest due;

  •
  changes to the place or currency regarding payment of principal;

  •
  impairment of the right to institute suit for the enforcement of payment;

  •
  reduction in the stated percentage of holders necessary to modify the indenture; or

  •
  modifications to any of these requirements or to reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for the waiver of certain defaults.

Consolidation, Merger, or Sale (Indenture Section 801)

        We cannot merge with another company or sell or lease substantially all of our property to another company unless:

  •
  we are the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the payment of principal of and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding on us;

  •
  we, or the successor corporation, are not immediately after the merger, consolidation, or sale in default in the performance of a covenant or condition in the indenture; and

  •
  if as a result of the merger, consolidation or sale we become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or the successor corporation take steps necessary to secure the debt securities equally and ratably with all indebtedness secured.

Defeasance (Indenture Sections 1301 through 1305)

        Under certain circumstances we may be discharged from our obligations on the debt securities of a series at any time before the stated maturity if we deposit with the Trustee money or certain equivalents sufficient to pay principal of and interest on the debt securities. One condition for such defeasance is that we must deliver to the Trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

CLEARING AND SETTLEMENT

        The following discussion pertains to debt securities that are issued in book-entry only form.

The Clearing Systems

        In the event that the debt securities are issued in book-entry only form, the debt securities may be settled through DTC. Unless the prospectus supplement to this prospectus provides otherwise, debt securities in book-entry only form may also be settled through accounts maintained at Clearstream Banking, société anonyme, Luxembourg, commonly known as Clearstream, or the Euroclear System, commonly known as Euroclear. In this case, links will be established among DTC, Clearstream and Euroclear to facilitate the issuance of the debt securities and cross-market transfers of the debt securities associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries.

        The clearing systems have advised us as follows:

DTC

        DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for DTC participants' accounts. This eliminates the need to exchange certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a DTC participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is owned by a number of its DTC participants and by the New York Stock Exchange, Inc., The American Stock Exchange, LLC and the National Association of Securities Dealers, Inc.

        Upon receipt of any payment of principal or interest, DTC will credit DTC participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the global securities, and voting by DTC participants, will be governed by the customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in street name. However, these payments will be the responsibility of the DTC participants and not of DTC, the trustee, or Caterpillar.

Clearstream

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

        Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.

        Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

        Initial settlement for the debt securities will be made in same-day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same-day funds using DTC's Same-Day Funds Settlement System. In the event that the prospectus supplement to this prospectus provides that the debt securities may also be settled through Clearstream and Euroclear, secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.

        Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the debt securities settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream participant or a Euroclear participant to a

DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time.

UNITED STATES TAXATION

        This section describes the material United States federal income tax consequences of owning the debt securities we are offering. This discussion applies to you only if you acquire debt securities in the offering and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities or currencies,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

  •
  a bank,

  •
  a life insurance company,

  •
  a tax-exempt organization,

  •
  a person that owns debt securities that are a hedge or that are hedged against interest rate risks,

  •
  a person that owns debt securities as part of a straddle or conversion transaction for tax purposes, or

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

        If you purchase debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

        This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement.

        This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

        Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

        This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States holder, this subsection does not apply to you and you should refer to "—United States Alien Holders" below.

Payments of Interest

        Except as described below in the case of interest on a discount note that is not qualified stated interest, each as defined below under "—Original Issue Discount—General", you will be taxed on any interest on your debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

         General.    A debt security will be treated as a discount note issued at an original issue discount if the amount by which the debt security's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security's issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security.

        In general, your debt security is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "—Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

  •
  the amount of the principal payment made divided by:

  •
  the stated principal amount of the debt security.

        Generally, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

        You can determine the amount of OID allocable to an accrual period by:

  •
  multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity, and then

  •
  subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

        You must determine the discount note's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note's adjusted issue price at the beginning of any accrual period by:

  •
  adding your discount note's issue price and any accrued OID for each prior accrual period, and then

  •
  subtracting any payments previously made on your discount note that were not qualified stated interest payments.

        If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

        The amount of OID allocable to the final accrual period is equal to the difference between:

  •
  the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

  •
  your debt security's adjusted issue price as of the beginning of the final accrual period.

         Acquisition Premium.    If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price, as determined above under "—General", the excess is acquisition premium. If you do not make the election described below under "—Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by a fraction equal to:

  •
  the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

  •
  the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the note's adjusted issue price.

         Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

  •
  a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

  •
  the first stated interest payment on your debt security is to be made within one year of your debt security's issue date, and

  •
  the payment will equal or exceed the amount of pre-issuance accrued interest.

        If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

         Optional Redemption and Tax Event Redemption.    In certain circumstances we may be obligated to make payments on the debt securities in excess of stated interest and principal. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. You are urged to consult your own tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

         Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under "—General", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

        If you make this election for your debt security, then, when you apply the constant-yield method:

  •
  the issue price of your debt security will equal your cost,

  •
  the issue date of your debt security will be the date you acquired it, and

  •
  no payments on your debt security will be treated as payments of qualified stated interest.

        Generally, this election will apply only to the debt security for which you make it. You may not revoke any election to apply the constant-yield method to all interest on a debt security.

Purchase, Sale and Retirement of the Debt Securities

        Your tax basis in your debt security will generally be its cost, adjusted by:

  •
  adding any OID or de minimis original issue discount previously included in income with respect to your debt security, and then

  •
  subtracting any payments on your debt security that are not qualified stated interest payments.

        You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

        You will recognize capital gain or loss when you sell or retire your debt security, except to the extent attributable to accrued but unpaid interest or the rules governing contingent payment obligations apply. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

United States Alien Holders

        This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are not a United States holder.

        If you are a United States holder, this subsection does not apply to you.

        Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

  •
  we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Caterpillar entitled to vote,

  2.
  you are not a controlled foreign corporation that is related to Caterpillar through stock ownership, and

  3.
  the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

  a.
  you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person,

  b.
  in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

  c.
  the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

  i.
  a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

  ii.
  a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

  iii.
  a U.S. branch of a non-United States bank or of a non-United States insurance company,

      and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

    d.
    the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

    i.
    certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

      ii.
      to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

    e.
    the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

  •
  no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

        Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Caterpillar entitled to vote at the time of death, and

  •
  the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

        In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal of and any premium and interest on your debt security, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "—United States Alien Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

        We may sell the debt securities (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The prospectus supplement will include the names of underwriters, dealers or agents retained. The prospectus supplement also will include the purchase price of the debt securities, Caterpillar's proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation.

        The underwriters will acquire the debt securities for their own account. They may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Underwriters, dealers, and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF THE DEBT SECURITIES

        The validity of the debt securities will be passed upon for Caterpillar by Bryon Koepke and for the underwriters or agents by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,500,000,000

$350,000,000 7.000% Notes due 2013
$900,000,000 7.900% Notes due 2018

$250,000,000 8.250% Debentures due 2038

PROSPECTUS SUPPLEMENT
December 3, 2008

Joint Book-Running Managers

Banc of America Securities LLC

J.P. Morgan

Senior Co-Manager
SOCIÉTÉ GÉNÉRALE

Co-Managers
Commerzbank Corporates & Markets
Mitsubishi UFJ Securities
Goldman, Sachs & Co.
BNP PARIBAS
ING Wholesale
KBC Financial Products
Lloyds TSB Corporate Markets
Standard Chartered Bank

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TABLE OF CONTENTS Prospectus Supplement
Prospectus
A NOTE ON FORWARD LOOKING STATEMENTS
RISK FACTORS
CATERPILLAR INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
Ratio of Earnings to Fixed Charges
DESCRIPTION OF THE NOTES AND DEBENTURES
UNDERWRITING
MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS
VALIDITY OF THE NOTES AND DEBENTURES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
CATERPILLAR INC.
PROSPECTUS SUPPLEMENT
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
Ratio of Earnings to Fixed Charges
DESCRIPTION OF DEBT SECURITIES
CLEARING AND SETTLEMENT
UNITED STATES TAXATION
PLAN OF DISTRIBUTION
VALIDITY OF THE DEBT SECURITIES
EXPERTS